AMENDMENT TO PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated June 28, 2011)	Registration No. 333-174692

Up to 29,428,572 Shares of Common Stock

AXION POWER INTERNATIONAL, INC.

This amendment to prospectus supplement is being filed, and provided to investors, at the request of the placement agents to this offering to address certain comments received by them from FINRA with respect to the placement agents’ shelf takedown filing with FINRA, solely to provide additional disclosure regarding the compliance of the offering with rules 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended and regarding the escrow procedures utilized in conducting the offering.

Pursuant to this amendment to prospectus supplement and the accompanying prospectus, we are offering to investors a minimum of 22,857,142 shares of our common stock and up to a maximum of 28,571,429 shares of our common stock, at a price of $0.35 per share, and, in connection therewith, assuming that we issue the maximum number of shares to investors, we will issue to the placement agents in the offering up to a total of 857,142 shares of our common stock, which are also registered pursuant to this prospectus supplement, as the 3% equity compensation being made to them in addition to the 7% cash compensation.  All the shares of common stock offered hereby are referred to as the “Shares.”

Our common stock is traded on the Over the Counter Bulletin Board under the symbol “AXPW.” On January 30, 2012, the last reported sale price for the common stock was $0.62 per share.  You are urged to obtain current market quotations of the common stock.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our common stock under the heading “Risk factors” starting on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This offering is being conducted in compliance with rules 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended. All investor funds (other than those of registered investment company investors that have elected to provide payment upon share delivery) will be deposited into a non-interest bearing escrow account set up at The Bank of New York Mellon, as escrow agent. Before the closing date, the escrow agent will notify the placement agents when funds to pay for the Shares have been received. If subscriptions for at least the minimum number of 22,857,142 Shares offered hereby, representing gross proceeds to us of $8,000,000, are not received prior to the earlier of February 3, 2012 or the date upon which the Company or the placement agents elect to terminate the offering, then the escrow agent will promptly return to the investors all investor funds that were deposited into escrow and this offering will terminate. At the close of business on February 2, 2012, subscriptions had been received for in excess of the minimum number of shares offered hereby.

We have retained Emerging Growth Equities, Ltd. and Philadelphia Brokerage Corporation to act as our exclusive placement agents in connection with this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but will use its reasonable efforts to arrange for the sale of all of the units.  We have agreed to pay the placement agents a cash fee of 7% of gross offering proceeds and a fee in shares of Common Stock equal to 3% of gross offering proceeds, or such lower amount as approved by FINRA.  See “Plan of Distribution” for more information regarding these arrangements.

		Minimum	Maximum
		Offering	Offering
	Per share(1)	Amount (1)	Amount (1)

Offering price	$0.35	$8,000,000	$10,000,000

Placement agent fees (2)	$0.0245	$610,000	$750,000

Proceeds, before expenses, to us	$0.3255	$7,390,000	$9,250,000

(1)	Assuming that we issue the maximum amount of Shares offered hereby, we estimate the total expenses of this offering, excluding placement agent fees and expenses, will be approximately $75,000.

(2)	We have agreed to pay the placement agents a cash fee representing 7% of the gross purchase price paid for the Shares at the closing in addition to up to $50,000 for out of pocket expenses and legal fees incurred by them. The placement agent fees shown are the fees to be paid by us to the placement agents.

The date of this amendment to prospectus supplement is February 3, 2012.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated June 28, 2011 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agents, and the placement agents have not authorized anyone, to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated, “Axion,” the “Company,” “we,” “us,” “our” and similar terms refer to Axion Power International, Inc. and its subsidiaries.

This offering of common stock is being made under a registration statement on Form S-3 (Registration File No. 333-174692) that we filed with the Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process and that the SEC declared effective on July 14, 2011. Under the shelf registration process, we may offer to sell shares of our common stock, $0.0001 par value, and warrants to purchase shares of our common stock and preferred stock and debt securities, and/or units consisting of two or more of any such securities from time to time in one or more offerings up to a total dollar amount of $28,000,000.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in the underlying prospectus or in this prospectus supplement may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the battery sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in any prospectus supplement and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares or warrants, you should consider carefully all of the factors set forth or referred to in this prospectus and in the prospectus supplement that could cause actual results to differ.

SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

ABOUT AXION POWER INTERNATIONAL, INC.

In this prospectus supplement, “Axion Power International, Inc.,” “Axion” “we,” “us,” and “our” refer to Axion Power International, Inc., Inc., a Delaware corporation and each of its subsidiaries, considered as a single enterprise.

Axion Power Corporation, our wholly owned subsidiary, was formed in September of 2003 to acquire and develop certain innovative battery technology. Since inception Axion Power Corporation has been engaged in research and development (“R&D”) of new technology for the production of our PbC batteries. As of December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company (“Tamboril”), a public shell company whereby Axion Power Corporation became a wholly owned subsidiary of Tamboril. Tamboril was originally incorporated in Delaware in January 1997 and operated a wholesale cigar business until December 1998, after which date it was an inactive public shell until the reverse acquisition and subsequent name change to Axion Power International, Inc.

In February 2006, we acquired use of our Clover Lane facility totaling 70,438 square feet. We have utilized this space to manufacture our specialty battery products as well as to produce and test prototypes which incorporate our new technology. This facility allows us to manufacture batteries either for our own use or under contract for third parties. This facility has been tested and was found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III.

Since inception, our operations have been financed through the sale of equity and debt instruments to investors, as well as loans and proceeds from government grants, with minimal and sporadic revenue generated from operations. We believe that a successful transition from R&D to PbC manufacturing will improve our financial condition, cash flow and market profile.

THE OFFERING

Securities we are offering	29,428,572 shares of common stock; based upon a per share purchase price of $0.35 (based upon a 10% discount from the volume weighted average price of a share of Axion common stock for the 40 trading days immediately preceding January 31, 2012) and $10,000,000 raised

Common stock to be outstanding after this offering	114,949,854 shares

Escrow	This offering is being conducted in compliance with Rules 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended. All investor funds (other than those of registered investment company investors that have elected to provide payment upon share delivery) will be deposited into a non-interest bearing escrow account set up at The Bank of New York Mellon, as escrow agent. Before the closing date, the escrow agent will notify the placement agents when funds to pay for the Shares have been received. If subscriptions for at least the minimum number of 22,857,142 Shares offered hereby, representing gross proceeds to us of $8,000,000, are not received prior to the earlier of February 3, 2012 or the date upon which the Company or the placement agents elect to terminate the offering, then the escrow agent will promptly return to the investors all investor funds that were deposited into escrow and this offering will terminate. At the close of business on February 2, 2012, subscriptions had been received for in excess of the minimum number of shares offered hereby.

Placement Agent Fees	At the closing, we will pay the placement agents 7% of the gross proceeds of the offering in cash and 3% in common stock as compensation for its services in connection with this offering )and up to an additional $50,000 for their out-of-pocket expenses and reasonable legal fees and expenses.

Anti-dilution protection	If, during the 90-day period after the closing, the Company issues shares of Common Stock (or the equivalent thereof) at a price below the price per share paid in this offering, the Company will issue additional shares of Common Stock to the investors, without the payment of additional consideration, such that the investors will have received an equivalent number of shares as if they had purchased shares in the offering at such lower price.

Use of proceeds	Working capital, capital expenditures and/or general corporate purposes.

OTCBB Symbol	AXPW

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock shown above to be outstanding after this offering is based on the 85,521,282 shares outstanding as of January 30, 2012 and assumes the sale of all shares. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes: (i) 3,629,850 shares of our common stock that, as of the date of this prospectus supplement, are issuable upon the exercise of outstanding options under our stock plans; and (ii) 11,896,070 shares of our common stock that, as of the date of this prospectus supplement, are issuable upon the exercise of outstanding warrants other than those covered by this prospectus supplement.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of common shares offered hereunder.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus supplement and risk factors contained in the accompanying prospectus and our Forms 10-K and 10-Q as filed with the SEC and incorporated by reference herein, as well as all other information included in all other filings, incorporated herein by reference, when evaluating the Company and its business. If any of the following risks actually occurs, our business, financial condition, and results of operations could suffer. In that case, the price of our common stock could decline and our stockholders may lose all or part of their investment.

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider all of the information in this prospectus before making an investment decision. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also arise. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not purchase our shares unless you can afford to lose your entire investment.

Our business may not be able to continue as a going concern and we will need to raise additional capital to continue operations beyond December 2012.

We believe that our current financial resources will support ongoing operations, working capital, and capital expenditures through the second quarter of 2012. We will not be able to continue operations beyond December 2012 without  raising additional financing. We do not believe that we will be able to sufficiently increase our revenues to cover our costs of operations, working capital, and capital expenditures without raising additional capital.  We cannot assure you that any additional capital will be available to us on favorable terms, or at all. If we are unable to obtain additional capital when needed, our research, development and testing, and other pre-commercialization activities will be materially and adversely affected, and we may be unable to take advantage of future opportunities or respond to competitive pressures or to continue our operations at all beyond December 2012. The inability to raise capital in sufficient amounts and on acceptable terms would have a material adverse effect on our ability to continue operations and could result in our inability to continue as a going concern which would mean that we would need to wind down our business.

Risks relating to our common stock

If you purchase Shares in this Offering, you will experience immediate and substantial dilution.

If you purchase Shares in this Offering, you will incur immediate and substantial dilution in pro forma net tangible book value associated with the common stock. If holders of currently outstanding options and warrants to purchase shares of our common stock exercise those options and warrants, you may incur further dilution. In the event we are required to obtain financing in the future by the issuance of shares of common stock or other equity based securities, such financings may have a further dilutive effect on the holders of our securities.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of Shares to be offered by this prospectus supplement, assuming the sale of all the Shares offered hereby, will be approximately $9,175,000, after deducting the estimated expenses of the closing.   Unless otherwise indicated, we intend to use the net proceeds from this offering for working capital, capital expenditures and operations.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

DIVIDEND POLICY

We have not paid dividends on our common stock in the past and have no present intention of paying dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

In this offering, we are offering up to 29,428,572 shares of our common stock.   The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, our bylaws and provision of the Delaware General Corporation Law. For more information on how you can obtain our Articles of Incorporation and bylaws, see “Where You Can Find more Information.”  We urge you to read our Articles of Incorporation and bylaws in their entirety.

General

Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock and 12,500,000 shares of preferred stock. As of January 30, 2012, we have 85,521,282 common shares issued and outstanding. Outstanding warrants, vested options, and convertible rights entitle the holders thereof to purchase 15,525,920 additional shares of common stock.

Within the limits established by our amended and restated of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of our company. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.0001 per share. As of January 30, 2012, there were 85,521,282 shares of common stock outstanding held of record by 415 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.

Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law. Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing. Our common stock is listed on the OTC Bulletin Board under the symbol “AXPW.”

DILUTION

If you purchase our shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.  Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2011, was $13,254,379, or $0.155 per share, based on 85,521,282 shares of our common stock outstanding as of that date.  Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible net assets less total liabilities by the number of shares of our common stock outstanding on that date.  Without taking into account any other changes in our net tangible book value after September 30, 2011, our net tangible book value as of September 30, 2011, after giving effect to the items above would have been approximately $22,429,379, or $0.195 per share.  This represents an immediate increase in the net tangible book value of approximately $0.04 per share to existing stockholders and an immediate dilution of $0.155 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share		$0.35
Net tangible book value per share as of September 30, 2011	$0.155
Increase in net tangible book value per share attributable to this offering	$0.04
Pro forma net tangible book value per share as of September 30, 2011 after giving effect to this offering		$0.195
Dilution in net tangible book value per share to new investors		$0.155

PLAN OF DISTRIBUTION

 Pursuant to a placement agency agreement between us and Emerging Growth Equities, Ltd. and Philadelphia Brokerage Corporation (“Placement Agents”), we have retained the Placement Agents to act as our placement agents in connection with this offering.  The placement agents are not purchasing or selling any of the securities we are offering and is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but the placement agents have agreed to use reasonable efforts to arrange for the sale of the securities.  The placement agency agreement does not give rise to any commitment by the placement agents to purchase any of our securities, and the placement agents will have no authority to bind us by virtue of the placement agency agreement.

The placement agents propose to arrange for the sale of the Shares we are offering pursuant to this prospectus supplement to one or more investors through a subscription agreement directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. The offering is subject to a minimum offering amount of $8,000,000 in gross proceeds to us. Subject to such minimum requirement to close this offering, the actual public offering amount, placement agent fees and proceeds to us are not presently determinable and may be less than the maximum amounts set forth herein. We expect that the sale of the Shares will be completed on the date indicated on the cover page of this prospectus supplement.

In connection with this offering, the placement agents may distribute this prospectus supplement and the accompanying prospectus electronically.

This offering is being conducted in compliance with rules 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended. All investor funds (other than those of registered investment company investors that have elected to provide payment upon share delivery) will be deposited into a non-interest bearing escrow account set up at The Bank of New York Mellon, as escrow agent. Before the closing date, the escrow agent will notify the placement agents when funds to pay for the Shares have been received. Unless otherwise requested by an investor, we will deposit the Shares with The Depository Trust Company upon receiving notice from placement agents and, at the closing, The Depository Trust Company will credit the shares to the respective accounts of the investors. If subscriptions for at least the minimum number of 22,857,142 Shares offered hereby, representing gross proceeds to us of $8,000,000, are not received prior to the earlier of February 3, 2012 or the date upon which the Company or the placement agents elect to terminate the offering, then the escrow agent will promptly return to the investors all investor funds that were deposited into escrow and this offering will terminate.  At the close of business on February 2, 2012, subscriptions had been received for in excess of the minimum number of shares offered hereby.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities arising from breaches and representations and warranties contained in the subscription agreements with investors.

The placement agency agreement will be included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The placement agents and their respective affiliates have provided and may in the future provide certain commercial banking, financial advisory or investment banking services for us for which they have received and may in the future receive fees but there are no current arrangements among us other than as described herein.

We have agreed to pay the placement agents a cash fee representing 7% of the gross purchase price paid for the Shares at the closing for an aggregate of $700,000 assuming all of the Shares offered hereby are actually sold plus shares of our common stock , issued under the registration statement under which we are offering the Shares to be sold in this offering, based on the price per share of the Shares sold in this offering, equal to 3% of the gross purchase price paid for the Shares.  We have also agreed to pay the placement agents up to an additional $50,000 for out of pocket expenses and legal fees incurred by them. The shares of common stock issued to the placement agents will not be be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of the Offering except as permitted by FINRA Rule 5110(g).

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $75,000.  After deducting the fees due to the placement agents and our estimated offering expenses, and assuming we sell all the Shares offered hereby, we expect the net proceeds from this offering to be approximately $9,175,000.

This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

Certain legal matters pertaining to the validity of the securities being offered hereby will be passed on by Jolie Kahn, Esq., 2 Liberty Place, 50 South 16th Street, 34th Floor, Philadelphia, PA 19102.

EXPERTS

The audited financial statements for the fiscal years ended December 31, 2010 and 2009 incorporated in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2010 have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm as stated in their report which is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Commission under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering:

·	Our Annual Report on Form 10-K for the year ended December 31, 2010.
·	Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2010
·	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.
·	Our Current Reports on Form 8-K filed with the SEC on July 22, 2011 and August 25, 2011.
·	Any document that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Information in these subsequent SEC filings will be deemed to be incorporated by reference as of the date we make the filing.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Axion Power International, Inc.

3601 Clover Lane

New Castle, PA 16105

(724) 654-9300

Attn: Charles R. Trego, CFO

AXION POWER INTERNATIONAL, INC.

$10,000,000

COMMON STOCK

_______________________________________

PROSPECTUS SUPPLEMENT

_______________________________________

Philadelphia Brokerage Corporation

Emerging Growth Equities, Ltd.

The date of this prospectus supplement is February 1, 2012.

PROSPECTUS

AXION POWER INTERNATIONAL, INC.

$ 28,000,000

Preferred Stock

Common Stock

Debt Securities

Warrants

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $28,000,000.

Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any securities.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Over the Counter Bulletin Board Market under the symbol “AXPW”. The last reported sale price of our common stock on May 31, 2011 was $0.74 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. SEE “RISK FACTORS” ON PAGE 12 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares or warrants. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

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Axion Power International, Inc. is a Delaware corporation. The company’s address is 3601 Clover Lane, New Castle, PA 16105, and its telephone number is (724) 654-9300.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $28,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.

You should rely only on the information provided in this prospectus and in the prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Information Filed With the SEC.” We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and in the prospectus supplement. We are offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

In this prospectus, we sometimes refer to Axion Power International, Inc. as “Axion” or the “Company”. References in this prospectus and the prospectus supplement to the “company,” “we,” “us” or “our” refer to Axion, unless the context suggests otherwise.

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DESCRIPTION OF OUR BUSINESS

Axion Power International, Inc. (the “Company”, Axion, “we”, “our”, or “us”) is a development stage company whose primary mission is to engage in the development and production of new battery technologies. These are known as lead carbon, or PbC® batteries and components. In addition we manufacture standard and specialty lead-acid batteries. Our new technologies, primarily consisting of the use of activated carbon as an alternative to lead in the battery’s negative electrode, have application in the production of batteries for virtually all storage functions. It is the Company’s long term goal to become a primary supply source of PbC negative electrodes to established battery manufacturers.

Why We Are Currently Filing a Registration Statement

As stated above , with an effective Form S-3, we can file any combination of securities up to the maximum dollar amount of $28,000,000 in one or more financing transactions, thus we are affording the Company greater flexibility in its fund raising options.  More specifically, just because we are filing for “up to” $28,000,000 does not mean that we necessarily intend to raise $28,000,000, as this number was determined by our Board of Directors ( “Board “) to provide further flexibility.  In fact, while our Board has authorized us to file this S-3 registration statement for up to $28,000,000, our Board has currently authorized us to raise up to $18,000,000 of the $28,000,000 registered with the additional $10,000,000 of availability to be subject to further Board approval.

We are filing this registration statement currently due to the limited window during which we are eligible to file a Form S-3.  One of the requirements (as required by General Instruction 1.B.1. of Form S-3) of filing a Form S-3 is that the Company’s market cap be  at least $75,000,000 within 60 days prior to the date of filing the registration statement.  The last day we had a market cap of $75,000,000 was April 7, 2011, on which date we had a last sale price of $1.08 of our common stock on the OTC BB. On that date we had 70,752,259  shares in the public float (85,453,302 total shares issued and outstanding less 14,701,043  shares beneficially owned by affiliates), yielding a market cap on April 7, 2011 of $76,412,439.

Our need to consider further fund raising to absolutely insure continued operations past the first quarter of 2012 is the result of various factors.  When we raised funds in late 2009, we anticipated a significant funding award from the Department of Energy based on their August 2009 announcement listing us as a grant awardee. Unfortunately we never received that award, nor have we as yet received an award for the second year of our ONR grant from the Department of Defense. In addition, although we have made very significant progress with our technology, the adoption process, and the general path to commercial viability, have been longer than we originally anticipated.  Because of the above, and because of other potential strategic investments and  opportunities, we are filing this Form S-3 to provide us with funding flexibility as we move to meet our business goals.

The Battery Industry

There are two principal types of lead-acid batteries: flooded batteries and valve regulated lead-acid. The choice of battery depends mainly on the specific application that the battery serves. Typical standby or stationary applications use valve regulated lead-acid batteries due to their inherent advantages, including spill proof design, low maintenance, compact form, low self-discharge and high performance. On the other hand, applications like industrial equipment, traction and railroad applications are better served by the flooded lead-acid battery types due to their superior performance in continuous deep discharge applications and at high operating temperatures, among other features. Technology within the lead-acid battery industry has remained relatively stable for the last 30 years, and an industry-wide lack of innovation has generally restrained growth into new applications and emerging markets.

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Alternative energy applications like wind and solar power require an energy storage solution that combines low cost and long deep discharge cycle life. Lead-acid batteries are currently one of the gold standards in large-scale power storage applications, but the short cycle-life of lead-acid chemistry at deep discharge levels is a primary inhibitor to growth. Due primarily to the cycle-life limitations of lead-acid batteries, a number of battery manufacturers are experimenting with alternative battery technologies that are far more expensive to implement, but offer substantial cycle-life advantages.

The North American lead-acid battery industry is mature with a few leading vendors that have a global presence and a larger number of smaller regional and local vendors that cater to the needs of the North American market. The first tier companies that have a global presence include EnerSys, Exide Technologies and Johnson Controls. The second tier companies that cater mainly to the North American Markets include, among others, East Penn Manufacturing, C&D Technologies, GS Batteries, and Trojan Battery. The user segments that rely on lead-acid batteries include automotive applications, standby applications ranging from uninterruptible power supplies to telecommunication applications, limited power storage for wind and solar systems and motive power for heavy-duty equipment and railroad applications.

Our Corporate History

Axion Power Corporation, our wholly owned subsidiary, was formed in September of 2003 to acquire and develop certain innovative battery technology. Since inception Axion Power Corporation has been engaged in research and development (“R&D”) of new technology for the production of our PbC batteries. As of December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company (“Tamboril”), a public shell company whereby Axion Power Corporation became a wholly owned subsidiary of Tamboril. Tamboril was originally incorporated in Delaware in January 1997 and operated a wholesale cigar business until December 1998, after which date it was an inactive public shell until the reverse acquisition and subsequent name change to Axion Power International, Inc.

In February 2006, we acquired use of our Clover Lane facility totaling 70,438 square feet. We have utilized this space to manufacture our specialty battery products as well as to produce and test prototypes which incorporate our new technology. This facility allows us to manufacture batteries either for our own use or under contract for third parties. This facility has been tested and was found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III.

Since inception, our operations have been financed through the sale of equity and debt instruments to investors, as well as loans and proceeds from government grants, with minimal and sporadic revenue generated from operations. We believe that a successful transition from R&D to PbC manufacturing will improve our financial condition, cash flow and market profile.

Developments Since 2008

Since 2008, we have devoted a significant portion of our time and financial resources to upgrading, and where necessary, replacing existing battery manufacturing equipment as part of our long range business plan. We anticipate future use of this upgraded equipment to manufacture our proprietary PbC lead carbon products. During 2009, we continued to make improvements to our production processes including capital acquisitions and quality control systems. We also received, installed and continued to engineer our first prototype automated PbC negative electrode manufacturing line.

On December 22, 2009, we sold 45,757,572 shares of our common stock at a price of $0.57 per share for total gross proceeds of $26,081,816 and net cash proceeds of $24,928,323 after “breakup” fees and cash offering costs.

During 2010, we continued to use the new prototype line installed in 2009 which, together with certain manual processes, allowed us to manufacture our PbC negative electrodes for sale and for use in ongoing prototype testing. We then incorporated our knowledge and experience into the design of a second generation automated line that incorporated robotics. There were two main challenges we needed to address in order to be able to ready our product for commercial production quantities – (i) implementation of improved quality control; and (ii) increase in target quantity production levels. We began discussions with a major “design and equipment manufacture” firm early in 2010 which, in the summer of 2010, led to a design and build contract for a robotic carbon electrode manufacturing line. The complete new line was delivered to us in March 2011 and is currently being aligned and put in place at our Green Ridge Road facility in New Castle, PA. We anticipate that the carbon electrode component of our PbC batteries for our various planned PowerCubeTM projects, our Norfolk Southern project, for our automotive strategic partners and for testing on various other customer oriented projects will all be manufactured with robotic precision on this second generation line.

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In 2010, we began our planned upgrade and replacement of battery manufacturing equipment in our main battery production plant at the Clover Lane facility. This work has continued into the first quarter of 2011 and currently includes the installation of a new automatic paste mixer and a fixed orifice pasting line that will improve the quality and dimensional tolerances of battery plates. In addition, the assembly operation added an automatic stacker that will provide the precise wrap and alignment of absorbed glass matt separator that is needed for the production of our premium PbC products.

As a result of our having invested in the reconfiguration of our manufacturing space and in the training of our workforce, we have been able to seize an evolving opportunity to increase revenue and cash flow generated from legacy lead-acid batteries. On March 8, 2011, we announced that we had received a series of purchase orders for the production and immediate delivery of flooded lead-acid batteries. The batteries will be branded by the purchaser. Axion anticipates weekly shipments of these batteries in 2011 with a total minimum purchase price of $3.5 million and a potential maximum purchase price of $8 million. The maximum number is based on the purchaser's forecast, which was projected from their historical data. The flooded lead-acid batteries will be built by Axion, with the purchaser carrying the cost of inventory and providing the raw materials required. The battery order is well-suited to production on the newly renovated, and currently under-utilized, manufacturing capacity at the Clover Lane facility. Revenue and margin from the sale of these batteries began to be reported in our financial results for the first quarter of 2011. This initiative is not a deviation from our long-term strategy which is focused on PbC battery and component production. Rather, it provides us with an opportunity to enhance that strategy by further training our factory personnel, while at the same time it allows us to make production and quality improvements. A further benefit is the generation of cash flow to reduce our cash burn rate as we move forward with the commercialization of our PbC products.

Axion has been recommended by a Quality System Registrar (SRI) for certification under ISO 9001:2008 – ANSI/ISO/ASQ Q9001-2008 for its Quality Management System. The scope of the ISO 9001:2008 registration is the “Design, manufacture, and distribution of advanced lead acid batteries and battery components”. Training, visual shop floor controls, and a strong commitment to quality have resulted in the third-party accreditation firm (SRI) recommending Axion for ISO certification. We expect to receive the ISO certificate in June 2011.

In 2010, we also continued to work with several major global automotive manufacturers that have made commitments to fleet wide adoption of hybridization of their future manufactured vehicles. This commitment was strongly influenced by European Union (EU) legislation that requires reductions in CO2 emissions for all new passenger vehicle production in Europe beginning in 2012. In the first year of the phased in requirement, 65% of the fleet (average) is required to reduce CO2 emissions to 130 grams per kilometer. The percentage ratchets up to 75% in 2013, 80% in 2014 and a full 100% in 2015. Beginning in 2012, failure to comply with the regulation would result in a fine based on the number of grams of CO2 that were emitted above the 130 gram limit. The assessment would begin with 5 euros for the first gram; 15 euros for the second; 25 euros for the third; 95 euros for the fourth; and 95 euros for every subsequent gram of CO2 over the 130 gram limit. This fine would be assessed against the entire new manufactured fleet of an OEM. In real terms it means that if an OEM manufactured one million vehicles (and there are several that do) in 2015, and that manufacturer was 5 grams of CO2 over the limit (at the 135 grams of CO2 per kilometer level), then that manufacturer would be fined 235 million euros for the year 2015, and for every subsequent year of non-compliance (European Parliament regulation EC443/2009).

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We and others believe that the fastest, and least expensive, method of reducing CO2 emissions from a gasoline powered vehicle is to equip the vehicle with stop/start technology. Simply put, in stop/start, every time the vehicle comes to rest the engine shuts off. When the operator takes their foot off the brake and re-engages, the engine comes back on. CO2 emission reductions, and the “hand in hand” fuel savings, are directly proportional to the time the engine is at rest. But, while the engine is off, there is still an ancillary load in the car that must be powered (headlights, heater/air conditioning, radio, power brakes, windshield wipers, door locks, dash board lights, power windows, etc.). The car battery will have to power this load, and it will have to do so without charge from the alternator, or integrated starter generator, because the engine is at rest. Several battery technologies can be utilized - expensive lithium ion, nickel metal hydride, super capacitors in various forms and combinations, but these solutions all cost more than $1,000 when the necessary ancillary equipment is added in. Prospective solutions in the form of conventional lead-acid batteries would cost a few hundred dollars but lead-acid batteries, in flooded, VRLA or AGM constructs, do not allow the vehicle to function fully as required. This is true because the lead-acid battery develops poor charge acceptance early in its life cycle resulting in extended charge time requirements between stop/start events. The result is a charging event that takes minutes during which time the vehicle engine cannot shut off and therefore does not reduce CO2 emissions, and increase mpg, in conformance with government regulations. The solution offered by our PbC technology combines low cost, with a fast rate of charge acceptance and achieves the specified stop/start performance that is needed to comply with CO2 emissions regulations. We feel we have the best potential product for the emerging micro-hybrid (stop/start) market and therefore we have devoted considerable time and money in working with our strategic partners and prospective customers in this area.

In 2010, we continued to work on our hybrid locomotive PbC product. Similar to the hybrid vehicle market, battery charge acceptance and ability to take advantage of opportunity charging are key elements in providing a product for the hybrid locomotive market. This area is a major focus for us and, we feel, a natural application for our high charge acceptance/fast re-charge PbC product. To that end, we have been working with Norfolk Southern for the last eighteen months and are currently string testing batteries with them to develop a system that takes full advantage of their unique usage profile. We expect to advance to full field-testing with Norfolk Southern during the second quarter of 2011.

In connection with the Pennsylvania Energy Development Authority and Commonwealth Financing Authority grants we received from the Commonwealth of Pennsylvania, we have launched our PowerCube product onsite at our Clover Lane facility. The PowerCube is outfitted with battery racking, electronics and power equipment. The batteries for the PowerCube are currently under test with the uninterrupted power supply system (UPS). We anticipate the PowerCube energy storage system will be fully functional during the summer of 2011. There is a solar tree component to this project, being installed by our strategic partner Envision Solar, which we expect to be fully functional within the same time frame.

In addition, we began developing smaller PowerCube units (mini-cubes) for smaller storage applications. These applications include residential storage and small commercial storage. The end product will provide backup power, power quality, power smoothing, and in most cases will be combined with a solar power component. We have entered into a memorandum of understanding with a group that intends to take this product to market.

We continued our work on the grant from the Office of Naval Services (ONR) in 2010. This project is aimed at developing a product for the Navy and Marine Corps silent watch program and their assault vehicle program. This program provided us with valuable information that we can utilize across the spectrum of our products. We have billed and collected 61% of this grant award in 2010 and expect to finish the program in the first half of 2011.

Our Business and Products

We are a development stage company that has invested seven years and $60.7 million through December 31, 2010 to develop our patented energy storage device that uses activated carbon electrode assemblies to replace the lead-based negative electrodes found in conventional lead-acid batteries. Our PbC energy storage device is a hybrid battery-supercapacitor that combines the simplicity of lead-acid batteries with the fast recharge rate and longer cycle life of supercapacitors. The result is a relatively low cost device that has versatility of design that will allow differing iterations to deliver maximum power; maximum energy; or a range of balances between the two.

Our PbC technology is protected by eight issued U.S. patents and other proprietary features and structures and we typically have a number of patent applications in process at any point in time. The resulting devices are technically sophisticated and yet simple in design. The carbon electrode assemblies are fabricated from readily available raw materials using, for the most part, standard industrial processes and techniques. The PbC negative electrodes are then assembled into PbC batteries that can employ the same cases, covers, positive electrodes, separators and electrolyte that are used in conventional lead-acid batteries, and can be assembled with the same equipment and methodology used throughout the world for manufacturing conventional lead-acid batteries. PbC batteries use significantly less lead than standard lead-acid batteries with a comparable footprint, and the lead, plastics and acid employed, just like lead-acid batteries, can be routinely and profitably recycled at existing recycling facilities around the world. As is the case with the lead-acid battery, we expect that in the United States our PbC battery will be fully recycled 99.1% of the time (United States Environmental Protection Agency, Solid Waste and Energy Response [5306P]).

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In February 2007, our PbC technology received the Frost & Sullivan Technology Innovation Award for the best development in the field of lead-acid batteries for 2006.

We believe our advanced battery technologies are uniquely situated to answer the current challenges facing the conventional lead-acid battery and that industry as a whole. While we explore the various potential applications for our PbC technology, two facilities in New Castle, Pennsylvania provide us with both an excellent R&D facility and a pilot production plant in which to produce our advanced energy storage devices. In manufacturing this battery assembly using conventional lead-acid battery production methods for our PbC battery production, we provide proof to our future PbC negative electrode customers that our product is suitable to immediate use in their factories.

The PbC battery production is limited at this time by our inability to make the carbon electrodes in large numbers and with proper quality control. As part of our plan to transition from pilot production of PbC negative electrodes to commercial manufacturing, in 2010 we entered into a long term lease for an additional New Castle, Pennsylvania facility that we had been subleasing since 2008 (our Green Ridge Road facility). This 45,000 square foot facility currently houses our prototype automated PbC negative electrode production line, which was delivered to us in March 2011, and commissioning is underway. In addition, this transition will require that we:

·	continue to refine our fabrication methods for carbon sheeting, packet assembly and other key components of our carbon electrode assemblies;

·	demonstrate the feasibility of manufacturing our PbC device and our other technologies, using standard techniques and equipment;

·	demonstrate that the proper quality control can be achieved on our robotic PbC negative electrode manufacturing line;

·	demonstrate and document the performance of our products in key applications; and

·	respond appropriately to anticipated and unanticipated technical and manufacturing challenges.

Our Clover Lane facility has a permitted manufacturing capacity of 3,000 batteries per day, so we currently have excess battery manufacturing capacity that we are able to dedicate to production of high margin specialty batteries that are required in relatively small numbers for direct sales. We are also able to respond quickly as other opportunities to manufacture traditional products present themselves.

We plan to develop our lead carbon technology for use in a variety of applications including:

·	motive power applications;

·	stationary power applications;

·	hybrid electric vehicle applications;

·	hybrid locomotive applications; and

·	military applications.

We believe demand for cost-effective energy storage systems produced using our PbC technology will grow rapidly. We also believe that our technologies can be among the leaders in the high performance battery market, and that our competitive advantages will include:

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·	Cost effectiveness: Due to an extended cycle life and relatively low production costs;

·	Superior properties of our product: The PbC battery has a much greater charge acceptance and has must faster recharge capabilities when compared to other standard and advanced lead-acid batteries;

·	Ease of manufacturing integration: Our planned carbon electrode assemblies will be designed to replace the standard lead negative electrodes in conventional lead-acid batteries. In some applications that require fixed voltage operations, voltage conversion may be needed;

·	Superior flexibility: By changing the number, geometry and arrangement of the PbC negative electrode assemblies, we expect to be able to configure our devices to favor either maximum energy storage or maximum power delivery; and

·	Reduced lead content: Depending on the energy, power and cycling requirements of a particular application, our fully recyclable device will use substantially less lead than conventional lead-acid batteries in some applications.

We anticipate our ability to establish and maintain a competitive position will be dependent on several factors, including:

·	the availability of raw materials and key components;

·	our ability to design and manufacture commercial carbon electrode assemblies;

·	our ability to establish and operate facilities that can fabricate PbC negative electrode assemblies and commercially manufacture our PbC device with consistent quality at a predictable cost;

·	our ability to establish and expand a customer base;

·	our ability to execute and perform on any future strategic distribution agreements with tier one and/or tier two battery manufacturers;

·	our ability to compete against established, emerging, and other storage technologies;

·	the market for batteries in general; and

·	our ability to retain key personnel.

Our objective is to become an industry leader in the development and production of components for low cost, high performance energy storage systems. We plan to achieve this objective by pursuing the following core strategies:

·	Platform technology business model. We plan to implement a platform technology business model that will focus on developing and manufacturing carbon electrode assemblies that we can offer for sale to established battery manufacturers who want to use our PbC carbon electrode products in their batteries.

·	Leverage relationships with thought leaders. We are engaged in discussions with industry consortia, research institutions, automotive OEM’s, rail transportation providers and other thought leaders in the fields of utility applications and hybrid electric vehicle technology. As we develop our relationships in the field of energy research, we believe the opportunities for government funding and consortia participation will expand and improve our access to potential suppliers and customers.

·	Leverage relationships with battery manufacturers. Our business model is based on the premise that we can most effectively address the needs of the market by selling PbC negative electrode assemblies to established lead-acid battery manufacturers who want to add advanced battery technology to their existing product lines. This business model should allow us to leverage the business abilities, manufacturing facilities and distribution networks of established manufacturers in order to reduce our time to market and increase our potential market penetration.
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·	Build a recognized brand. We believe strong brand name recognition is important in order to increase product awareness and to effectively penetrate the mass market. We intend to differentiate our brand by emphasizing our combination of high performance and low total cost of ownership per storage cycle.

·	Focus on specific markets. Markets for hybrid electric vehicles, hybrid locomotives and conventional utility applications are becoming increasingly attractive. We are actively pursuing the use of our lead carbon technology products in these emerging markets.

·	Maintain our technical advantage and reduce manufacturing costs. We intend to maintain our technical advantage by continuing to invest in R&D in order to improve the performance of our PbC devices and other technologies and to continue to lower our manufacturing costs.

The battery industry is mature, capital intensive, heavily regulated, highly competitive and averse to product performance risks associated with radical departures from established technology. We do not believe we will be able to make a credible entry into the battery market until we have proven the advantages of our PbC device technology in demonstration projects with end users. Therefore, our business plan contemplates two discrete phases: the development phase (including prototype and demonstration) and the commercialization phase.

Development Phase. We are currently in the final stages of the development phase of our business plan. We are focusing on producing small quantities of commercial prototypes in our own manufacturing facilities. These commercial prototypes will serve as the foundation for a series of paid demonstration projects with established end users. If these projects are successful and end user testing validates the advantages of our PbC device technology under real-world operating conditions, we may be able to proceed more easily to the full commercialization phase. In general, our development path in each identified target market will include the following:

·	Prototype manufacturing. We are finalizing architecture and manufacturing methods for our commercial prototype PbC carbon electrodes. These PbC negative electrode assemblies will be the key component in the onsite manufacturing of our PbC batteries. We are also working in house, and with third parties, to develop methods of properly integrating electronics unique to various applications. Our proprietary battery management system plays a key role in this development since it allows us to remotely monitor, and in some cases manage the condition, of both individual batteries and battery strings.

·	Demonstration projects. When we have developed and bench tested our commercial prototype PbC devices for a particular target market, we will negotiate additional demonstration projects for each of the intended applications. In some of the larger projects we may partner with a larger battery manufacturer in order to provide the required quantity of PbC devices. Our goal is to document and validate the superior performance of our products in real-world applications.

·	Commercial production. When we have developed sufficient data to support a decision to commence full scale production of a product or product line, we intend to use our Clover Lane facility until we reach our maximum permitted capacity, after which we plan to pursue strategic relationships with other battery manufacturers that are willing to manufacture co-branded commercial PbC products. Those products will contain our proprietary PbC negative electrode assembly, which we will continue to manufacture at our Green Ridge Road facility and build our brand recognition.

Our planned demonstration projects are not expected to generate sufficient revenue and gross profit to offset our expected operating costs. Accordingly, we do not expect to attain profitability during the development phase. If we enter into a commercialization relationship for a specific product or product line, we believe our margins may improve based on efficiencies of scale. However, there is no assurance that the commercialization of products for one or more market segments will generate sufficient revenue and gross profit to offset our anticipated R&D and other operating expenses and yield a profit.

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Commercialization Phase. During the commercialization phase, we intend to implement a platform technology business model where we will develop and manufacture the PbC carbon electrode assemblies that are unique to our PbC batteries. In addition to using these assemblies in our batteries, we eventually intend to sell our proprietary assemblies to other established battery manufacturers who are seeking to market more advanced batteries. We believe a platform technology business model will reduce our time to market, allow us to rely on the established business abilities of existing manufacturers and forge a strong brand identity for our PbC products, while, at the same time, allowing us to focus on a narrow band of value-added activities that should minimize our investment and maximize our profitability.

Until we complete our planned demonstration projects, our negotiation position with respect to developing customer relationships with established battery manufacturers may be impaired. Even if our planned demonstration projects are successful, we may be unable to negotiate manufacturing relationships on terms acceptable to us.

We plan to initially focus on high-value market segments where the total cost of ownership is the primary determining factor in product selection. We believe our commercial PbC device will be most appealing where longer life, high performance, and low maintenance are fully valued.

Our Patents and Intellectual Property

We own eight issued U.S. patents at the date of this prospectus covering various aspects of our PbC technologies, and we typically have a number of patent applications in process at any point in time. There is no assurance that any of the pending patent applications will ultimately be granted. Our issued patents are:

·	U.S. Patent No. 6,466,429 (expires May 2021) - Electric double layer capacitor;
·	U.S. Patent No. 6,628,504 (expires May 2021) - Electric double layer capacitor;
·	U.S. Patent No. 6,706,079 (expires May 2022) - Method of formation and charge of the negative polarizable carbon electrode in an electric double layer capacitor;
·	U.S. Patent No. 7,006,346 (expires June 2004) - Positive Electrode of an electric double layer capacitor;
·	U.S. Patent No. 7,110,242 (expires February 2021) - Electrode for electric double layer capacitor and method of fabrication thereof;
·	U.S. Patent No. 7,119,047 (expires February 2021) - Modified activated carbon for carbon for capacitor electrodes and method of fabrication thereof;
·	U.S. Patent No. 7,569,514 (expires May 22, 2021) - Modified activated carbon for carbon for capacitor electrodes and method of fabrication thereof; and
·	U.S. Patent No. 7,881,042 (expires March 2027) – Activated Carbon Electrode with PTFE Binder.

Presently, we have no duty to pay any royalties or license fees with respect to the commercialization of our PbC device technology, and we are not subject to any field of use restrictions. We believe our patents and patent applications, along with our trade secrets, know-how and other intellectual property, will be critical to our success.

Our ability to compete effectively with other companies will depend on our ability to maintain and protect the PbC device intellectual property and technology. We plan to file additional patent applications in the future. However, the degree of protection offered by our existing patents or the likelihood that our future applications will be granted, or the degree of protection afforded by future patents, if granted, is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our PbC device technology. Competitors may also intentionally infringe on our patents. The prosecution and defense of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties and prevent us from using all or any portion of the technology covered by such a patent. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets and know-how, and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into strict confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire, and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

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Our proposed products are still in the development stage, and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce those rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market, and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Our Competition

Our PbC technology is potentially competitive with technologies being developed by a number of new and established companies engaged in the manufacture of storage devices or components for storage devices. In addition, many universities, research institutions and other companies are developing advanced energy storage technologies including:

·	symmetric supercapacitors;
·	asymmetric supercapacitors with organic electrolytes;
·	nickel metal hydride batteries;
·	lithium-ion batteries;
·	other advanced lead-acid devices; and
·	flow batteries.

Other business entities are developing advanced energy production technologies like fuel cells, solar cells and windmills which may use our products, or, in some cases, compete with our products. Since some of our competitors are developing technologies that may ultimately have costs similar to, or lower than, our projected costs, there can be no assurance we will be able to compete effectively.

Our competitors with more diversified product offerings may be better positioned to withstand changing market conditions. Some of our competitors own, partner with, have longer term or stronger relationships with suppliers of raw materials and components, which could result in them being able to obtain raw materials on a more favorable basis than us. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business.

The development of technology, equipment and manufacturing techniques and the operation of a facility for the automated production of rechargeable batteries require large capital expenditures. In order to minimize our capital investment in manufacturing facilities and establish strong brand name recognition for our products, our overall strategy is to negotiate strategic alliances and other production agreements with established battery manufacturers that want to add high-performance co-branded products to their existing product lines. There can be no assurance, however, that our PbC platform technology business model will succeed in the battery industry.

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Raw Materials

During the research stage, we used readily available raw materials, off-the-shelf components manufactured by others and hand-made components fabricated by our staff. When we begin manufacturing our PbC products in commercial quantities, we will need to establish reliable supply channels for commercial quantities of raw materials and components. We believe established suppliers of raw materials and components will be able to satisfy our requirements on a timely basis. However, we do not have any long-term supply contracts and the unavailability of necessary raw materials or components could delay the production of our products and adversely impact our results of operations.

Lead is the primary raw material in lead-acid batteries and currently accounts for 80% of our raw material and component costs in the specialty conventional lead-acid batteries we now manufacture. Lead prices have fluctuated dramatically over the last three years, similar to other industrial grade commodity metals. Although our PbC battery does not require as much lead as a conventional lead-acid battery, lead is still a major raw material component.

Environmental Protection

Lead is a toxic material that is a primary raw material in our PbC batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. We comply with federal, state and local laws and regulations regarding pollution control and environmental protection. Under some statutes and regulations, a government agency, or other parties, may seek to recover response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In addition, more stringent laws and regulations may be adopted in the future, and the costs of complying with those laws and regulations could be substantial. If we fail to control the use of, or to adequately restrict the discharge of, hazardous substances, we could be subject to significant monetary damages and fines, or forced to suspend certain operations. Our facility was previously tested and found to be in compliance with emission standards as established by new federal guidelines in accordance with the Clean Air Act – Title III.

Our Research and Development

We engage in extensive R&D activities for the purpose of improving our PbC technology and our proposed products. Our goal is to increase efficiency and reduce costs in order to maximize our competitive advantage. Our R&D organization works closely with our engineering team, our suppliers and potential customers to improve our product design and lower manufacturing costs. During 2010 and 2009, we spent $5.4 million and $4.4 million, respectively, on R&D, and $23.8 million since inception. While our limited financial resources and brief operating history makes it difficult for us to estimate our future expenditures, we expect to incur R&D expenditures of consistent magnitude for the foreseeable future.

Our Employees

As of December 31, 2010 we employed a staff of 64, including a 16 member scientific and engineering team, and 31people who are involved principally in manufacturing. We are not subject to any collective bargaining agreements, and we believe we have a good relationship with our employees.

Description of Properties

On November 4, 2010, the Company entered into a Commercial Lease (“Lease”) with Becan Development, LLC (“Lessor”) to lease a 45,000 square foot building, located at 209 Green Ridge Road in New Castle PA, (the “Property”), which the Company currently occupies to house various offices and manufacturing facilities. The salient terms of the Lease are as follows:

·	The Lease term commenced on January 1, 2011 and the term expires on December 31, 2015.
·	The Lease may be extended for two 5-year terms, by giving notice not less than 30 nor more than 120 days before the expiration of the initial term or first renewal term (as applicable). The renewal leases shall be on terms substantially similar to the terms of the initial Lease except for any adjustment to rent, if warranted, as mutually agreed upon by Lessor and the Company.
·	The rental amount for the initial term is $19,297 per month and is on a “triple net” basis.
·	If the Company is able to obtain sufficient funding from either the federal or state government or agencies, and it enters into a binding agreement to purchase the Property, the Lease shall be immediately terminated and Lessor shall credit the most recent 6 months of actual rental payments made to Lessor against the purchase price of the Property
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·	The Company also has a right of first refusal to purchase the property within 30 days of receipt of notice of a third party offer from Lessor upon substantially the same terms as those offered by the third party.
·	The Lease contains market terms on standard provisions such as defaults and maintenance.

On March 28, 2010, we renewed our lease for existing space at our manufacturing plant located at 3601 Clover Lane in New Castle, Pennsylvania. The salient terms of the renewal lease are as follows:

·	The term commenced on April 3, 2010 with an initial term of three years.
·	The renewal lease may be extended for two successive five-year renewal options with future rent to be negotiated at a commercially reasonable rate.
·	The battery manufacturing facility includes 70,438 square feet of floor space, including 7,859 square feet of office, locker, lab and lunch area, 46,931 square feet of manufacturing space, 1,488 square feet of dedicated lab space, 9,200 square feet of storage buildings and 5,000 square feet of basement area.
·	The rental amount for the initial term is $16,700 per month, which is fixed through 2013. In addition to the monthly rental, we are obligated to pay all required maintenance costs, taxes and special assessments, maintain public liability insurance, and maintain fire and casualty insurance for an amount equal to 100% of the replacement value of the leased premises.

LEGAL PROCEEDINGS

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

Final Settlement of the Contingent Shares Litigation

As of July 28, 2010, all remaining litigation with respect to the Mercatus stock transaction was fully settled and dismissed with a total amount of settlement proceeds of $860,000. The settlement proceeds are allocated as follows:

$214,000	To legal counsel for fees and expenses
646,000	To us (which consists mainly of reimbursement of legal fees and expenses)
$860,000	Total proceeds

The two remaining plaintiffs were issued unrestricted shares of our common stock in settlement of their right to a portion of the proceeds subject to execution of the agreements.

Taylor Litigation and Bankruptcy Court Litigation

On February 10, 2004, Lewis “Chip” Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. (collectively the “Taylor Group”) filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that named Tamboril, Axion Power Corporation, and others as defendants (the “Taylor Litigation”). As discussed more fully below, by virtue of orders entered on February 11, 2008 and June 9, 2008 by the Bankruptcy Court in the Mega-C bankruptcy case, as confirmed by a judgment entered on November 10, 2009, this action against us is subject to the permanent injunction of the confirmed Chapter 11 Plan of Mega-C. On April 14, 2009, the Ontario Superior Court entered an order dismissing us from the Taylor Litigation.

In June 2004, we filed an involuntary Chapter 11 petition against Mega-C in the U.S. Bankruptcy Court for the District of Nevada (Case No. 04-50962-gwz). In March 2005, the Bankruptcy Court appointed William M. Noall (“Noall”) to serve as Chapter 11 Trustee for the Mega-C case. On June 7, 2005, the Chapter 11 Trustee commenced an adversary proceeding against Sally Fonner (“Fonner”), the trustee of the Mega-C Trust (Adversary Proceeding No. 05-05042-gwz), demanding, among other things, the turnover of at least 7,327,500 shares held by the Mega-C Trust as property of the bankruptcy estate. On July 27, 2005, we commenced an adversary proceeding against Noall and Fonner (Adversary Proceeding No. 05-05082-gwz).

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On December 12, 2005, we entered into the Settlement Agreement with Mega-C, represented by Chapter 11 Trustee Noall, and the Mega-C Trust, represented by its trustee Fonner.

The Settlement Agreement was approved by the Bankruptcy Court after a hearing in an order dated February 1, 2006. Certain terms were subject to confirmation and effectiveness of Mega-C’s Chapter 11 plan of reorganization. On November 8, 2006, the Bankruptcy Court entered an order confirming the Chapter 11 plan. The confirmed Chapter 11 plan was subsequently substantially consummated on November 21, 2006. The Settlement Agreement was fully incorporated in the confirmed Chapter 11 plan. The plan is fully effective and substantially consummated.

The litigation settlement and releases provided by the Chapter 11 plan are now binding on Mega-C, the Chapter 11 trustee, the Taylor Group and all other parties described in the plan of reorganization. In an order entered on February 11, 2008, the Bankruptcy Court granted our motion for partial summary judgment, holding that the alleged “oral” agreement creating rights or interests in the Technology in favor of the Taylor Group never existed and, even if it had, the Taylor Group transferred any such rights to the Debtor which were then transferred to us by the confirmed Chapter 11 plan. The Bankruptcy Court held that the Taylor Group has no interest in or rights to the Technology. The Bankruptcy Court held that any attempts to claim an interest in or contest our title to the Technology are contrary to the permanent injunction of the Chapter 11 plan. The Bankruptcy Court held that the Taylor Litigation against us is barred by the permanent injunction of the confirmed Chapter 11 plan.

In orders entered on June 9, 2008, the Bankruptcy Court mandated that the Taylor Group litigation against us be dismissed. On February 10, 2009, the Taylors filed a second motion to vacate the February 11, 2008 order granting summary judgment in our favor. At a hearing on the Taylors’ second motion to vacate the February 11, 2008 summary judgment order on April 23, 2009, the Bankruptcy Court denied the Taylors’ motion in its entirety. The order denying the Taylors’ second motion to vacate and judgment were entered on November 10, 2009.

By virtue of the confirmed Chapter 11 plan, all of the Mega-C’s right, title and interest, if any, in the technology was transferred to us. By virtue of the February 11, 2008 orders of the Bankruptcy Court, as subsequently confirmed in the judgment entered on November 10, 2009, the Taylor Group has no interest in or rights to the technology. By virtue of the April 14, 2009 order from the Ontario Superior Court, the Taylor Litigation has been dismissed against us. The Taylors filed a notice of appeal from the November judgment, which is pending in the Bankruptcy Appellate Panel for the Ninth Circuit. We filed a cross-appeal from the portion of the judgment denying Axion’s requests for sanctions and to hold the Taylors in contempt.

On April 6, 2011, the Bankruptcy Court has entered an order dismissing the adversary proceeding entitled Taylor v. Axion et al. The Bankruptcy Court has closed that adversary proceeding and so noted the closure on its docket.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus, as well as all other information included in all other filings, incorporated herein by reference, when evaluating the Company and its business. If any of the following risks actually occurs, our business, financial condition, and results of operations could suffer. In that case, the price of our common stock could decline and our stockholders may lose all or part of their investment.

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider all of the information in this prospectus before making an investment decision. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also arise. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not purchase our shares unless you can afford to lose your entire investment.

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We are a development stage company, and our business and prospects are extremely difficult to evaluate.

Since our inception in September 2003, the majority of our resources have been dedicated to our R&D efforts, and we have only recently begun to transition into the very early stages of commercial PbC prototype production. We do not have a stable operating history that you can rely on in connection with your evaluation of our current business and our future business prospects. Our business and prospects must be carefully considered in light of the limited history of PbC technology and the many business risks, uncertainties and difficulties that are typically encountered by development stage companies that have sporadic revenues and are committed to focusing on research, development and product testing for an indeterminate period of time. Some of the principal risks and difficulties we have encountered and expect to continue to encounter include, but are not limited to, our ability to:

·	Maintain effective control over the cost of our research, pace of progress, development and product testing activities;
·	Develop cost effective manufacturing methods for essential components of our proposed products;
·	Improve the performance of our commercial prototype batteries;
·	Successfully transition from our laboratory research and pilot production efforts to commercial manufacturing and sales of our prototype PbC battery technologies;
·	Adapt and successfully execute our vision and business plan;
·	Implement and improve operational, information technology , financial and management control systems and processes;
·	License complementary technologies if necessary and successfully defend our intellectual property rights against potential claims;
·	Respond effectively to competitive developments and changing market conditions;
·	Continue to attract, retain and motivate qualified personnel; and
·	Manage each of the other risks set forth below.

Because of our limited operating history and our relatively recent transition into the production of prototype PbC devices that we are relying on to become our core revenue generating products, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we will successfully address the risks identified in this prospectus.

We have incurred net losses from inception and do not expect to introduce our first commercial PbC products in quantity until the fourth quarter of 2011.

From our inception we have incurred net losses and expect to incur substantial and possibly increasing losses for the foreseeable future as we increase our spending to fund the development of production methods for our PbC devices and to build an infrastructure to support this business. Our operating losses have had, and will continue to have, an adverse impact on our working capital, total assets and stockholders’ equity. For 2010, we had a net loss applicable to common shareholders of $6.8 million. In addition, we had cumulative losses from inception (September 18, 2003) to December 31, 2010 of $67.7 million. We have not yet reached a point where we can manufacture our proprietary PbC batteries and our proprietary activated carbon electrodes in commercial volumes and we will not be in a position to commercialize such products until we complete the design development, manufacturing process development and pre-market testing activities. There can be no assurance that our development and testing activities will be successful or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially viable.

We are subject to stringent environmental regulation.

We use or generate certain hazardous substances in our research and manufacturing facilities. We do not carry environmental impairment insurance. We believe that all permits and licenses required for our current business activities are in place. Although we do not know of any material environmental, safety or health problems in our property or processes, there can be no assurance that problems will not develop in the future which could have a material adverse effect on our business, results of operation, or financial condition.

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Our products contain hazardous materials including lead.

Lead is a toxic material that is a primary raw material in our batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. We are required to comply with federal, state and local laws and regulations regarding pollution control and environmental protection. Under some statutes and regulations, a government agency, or other parties, may seek to recover response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In addition, more stringent laws and regulations may be adopted in the future, and the costs of complying with those laws and regulations could be substantial. If we fail to control the use of, or inadequately restrict the discharge of, hazardous substances, we could be subject to significant monetary damages and fines, or be forced to suspend certain operations.

As we sell our products, we may become the subject of product liability claims.

Due to the hazardous nature of many of the key materials used in the manufacturing of our batteries, the producers of such products may be exposed to a greater number of product liability claims, including possible environmental claims. We currently have product liability insurance up to $1,000,000 per occurrence and $5,000,000 in the aggregate to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business operations. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that as we continue distribution of our products that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay such liability.

We depend on key personnel, and our business may be severely disrupted if we lose the services of our key executives, employees, and consultants.

Our business is dependent upon the knowledge and experience of our key scientists, engineers, manufacturing staff and executive officers. Given the competitive nature of our industry, there is the risk that one or more of our key scientists or engineers will resign their positions, which could have a disruptive impact on our operations. If any of our key scientists, engineers or executive officers do not continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. If any of these individuals joins a competitor or forms a competing company, we could lose important know-how and experience and incur substantial expense to recruit and train suitable replacements. Currently, all of our key employees have employment contracts that include non-compete provisions.

We will not begin automated production of our PbC technology until the 3rd quarter of 2011.

We will not be able to begin full commercial production of our PbC energy storage devices until we complete our current testing operations, our planned application evaluation, our planned product development and until our second generation robotic PbC negative electrode production line is fully commissioned. We believe our path to full automated production will, at a minimum, take us into the third quarter of 2011. Even if our prototype development operations are successful, there can be no assurance that we will be able to establish and maintain our facilities and relationships for the manufacturing, distribution and sale of our PbC batteries and other technologies or that any future products will achieve market acceptance and be sold in sufficient quantities and at prices necessary to make them commercially successful. Even if our proposed products are commercially successful, there can be no assurance that we will realize enough revenue and gross margin from the sale of products to achieve profitability.

We have limited manufacturing experience with respect to our PbC technology, which may translate into substantial cost overruns in manufacturing and marketing our products.

We do not have extensive manufacturing experience with respect to production of our commercial PbC negative electrode prototypes in quantities required to achieve our operational goals, and there is no assurance that we will be able to retain a qualified manufacturing staff or effectively manage the manufacturing of our proposed products when we are ready to do so.

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As we transition into the commercial production of our prototype devices, we may experience substantial cost overruns in manufacturing and marketing our PbC technologies, and we may not have sufficient capital in the future to successfully complete such tasks. In addition, we may not be able to manufacture or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. Either of these inabilities could cause us to abandon our current business plan and may cause our operations to eventually fail.

Risks related to our PbC Technology

We need to improve the performance of our commercial prototypes before we commit to achieve large scale production.

Our commercial prototypes do not satisfy all of our performance expectations, and we need to continue to improve various aspects of our PbC technology as we move forward with larger scale production of our commercial prototypes. There is no assurance that we will be able to resolve the known technical issues. Future testing of our prototypes may reveal additional technical issues that are not currently recognized as obstacles. If we cannot improve the performance of our prototypes in a timely manner, we may be forced to redesign or delay the large scale production of commercial prototypes or possibly cause us to abandon our product development efforts altogether.

We do not have any long-term vendor contracts.

We currently purchase the raw materials for our carbon electrodes and a variety of other components from third parties. We then fabricate our carbon electrodes and build our prototypes in-house. We do not have any long-term contracts with suppliers of raw materials and components, and our current suppliers may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased raw materials and components could fluctuate significantly due to circumstances beyond our control. If our current suppliers are unable to satisfy our long-term requirements on a timely basis, we may be required to seek alternative sources for necessary materials and components or redesign our proposed products to accommodate available substitutes.

We will be a small player in an intensely competitive market and may be unable to compete.

The lead-acid battery industry is large, intensely competitive and resistant to technological change. Even if our product development efforts are successful, we will have to compete or enter into further strategic relationships with well-established companies that are much larger and have greater financial capital and other resources than we do. We may be unable to convince end users that products based on our PbC technology are superior to available alternatives. Moreover, if competitors introduce similar products, they may have a greater ability to withstand price competition and finance their marketing programs. There is no assurance that we will be able to compete effectively.

To the extent we enter into strategic relationships, we will be dependent upon our partners.

Some of our products are not intended for direct sale to end users and our business strategy is likely to require us to enter into strategic relationships with manufacturers of other power industry equipment that use batteries and other energy storage devices as important components of their finished products. The agreements governing any future strategic relationships may not provide us with control over the activities of any strategic relationship we negotiate and our future partners, if any, could retain the right to terminate the strategic relationship at their option. Our future partners will have significant discretion in determining the efforts and level of resources that they dedicate to our products and may be unwilling or unable to fulfill their obligations to us. In addition, our future partners may develop and commercialize, either alone or with others, products that are similar to or competitive with the products that we intend to produce.

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Risks relating to our intellectual property

We may rely on licenses for our PbC technology, which may affect our continued operations with respect thereto.

As we develop our PbC technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into the electrochemical applications for carbon nanotechnology and other storage technologies is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of new battery technologies based on carbon nanotubes, nanostructured carbon materials and other non-carbon materials. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend, in large measure, on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues.

We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. Accordingly, if our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid or enforceable or provide us with meaningful protection.

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, the costs of such litigation could be material to our results of operations, financial condition and liquidity and, if we are unsuccessful, the results of such litigation could materially adversely impact our entire business.

We may find it necessary to initiate litigation to enforce our patent rights, to protect our trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. We plan to aggressively defend our proprietary technology and any issued patents if funding is available to do so. Litigation concerning patents, trademarks, copyrights and proprietary technologies can often be time-consuming and expensive and, as with litigation generally, the outcome is inherently uncertain.

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Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may also arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements.

We also rely on confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants to protect our trade secrets and proprietary know-how. We may be required to commence litigation to enforce such agreements, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements.

Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

Risks relating to our common stock

We have issued a large number of warrants and options, which if exercised would substantially increase the number of common shares outstanding.

On March 1, 2011, we had 85,453,302 shares of common stock outstanding, and (a) we have warrants outstanding and that, if exercised, would generate proceeds of $15,258,947 and cause us to issue up to an additional 12,973,820 shares of common stock, with 1,085,714 of these warrants classified as derivative liabilities, and (b) we have options outstanding to purchase common stock that, if exercised, would generate proceeds of $7,051,223 and result in the issuance of an additional 3,578,520 shares of common stock.

As a key component of our growth strategy we have provided and intend to continue offering compensation packages to our management and employees that emphasize equity-based compensation and would thus cause further dilution.

Our stock price may not stabilize at current levels.

Our common stock is quoted on the Over the Counter Bulletin Board. Since trading in our common stock began in January 2004, trading has been at times sporadic, trading volumes have at times been low and the market price has been volatile. The closing price reported as of May 31, 2011, the latest practicable date, was $0.74 per share. Current quotations are not necessarily a reliable indicator of value and there is no assurance that the market price of our stock will stabilize at or near current levels.

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NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in the prospectus supplement may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the battery sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in any prospectus supplement and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares or warrants, you should consider carefully all of the factors set forth or referred to in this prospectus and in the prospectus supplement that could cause actual results to differ.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds we receive from the sale of our securities to augment our working capital and for general corporate purposes, including, but not limited to, product development activities, including research and development activities, capital expenditures, potential acquisitions and other business opportunities. We may set forth in the prospectus supplement additional information on our intended use for the net proceeds received from the sale of any securities sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

·	through agents to the public or to investors;
·	to one or more underwriters for resale to the public or to investors;
·	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
·	directly to investors; or
·	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.

·	the name or names of any agents or underwriters;
·	the purchase price of the shares and/or warrants being offered and the proceeds we will receive from the sale;
·	any over-allotment options under which underwriters may purchase additional shares and/or warrants from us;
·	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
·	the public offering price; and
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·	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

·	at a fixed price or prices, which may be changed;
·	at market prices prevailing at the time of sale;
·	at prices related to such prevailing market prices; or
·	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares and/or warrants to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

Under no circumstances will the fee, commission or discount received by a placement agent or any other FINRA member or independent broker-dealer exceed eight percent of the gross proceeds to us in this offering or any other offering in the United States pursuant to the base prospectus.

The agent’s compensation warrants, if any, will be substantially on the same terms as the warrants offered under any prospectus supplement, except that the compensation warrants will comply with FINRA Rule 2710(g)(1) in that for a period of six months after the issuance date of the compensation warrants (which shall not be earlier than the closing date of the offering pursuant to which the compensation warrants are being issued), neither the compensation warrants nor any warrant shares issued upon exercise of the compensation warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except as otherwise permitted by FINRA Rule 2710(g)(2).

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DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of 125,000,000 shares of common stock and 12,500,000 shares of preferred stock. As of May 31, 2011, we have 85,453,302 common shares issued and outstanding. Outstanding warrants, vested options, and convertible rights entitle the holders to purchase 14,335,512 additional shares of common stock.

Within the limits established by our amended and restated of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of our company. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

PREFERRED STOCK

We currently have authorized 12,500,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
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•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Axion common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Axion; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of Axion.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

COMMON STOCK

We currently have authorized 125,000,000 shares of common stock, par value $0.0001 per share. As of May 31, 2011, there were 85,453,302 shares of common stock outstanding held of record by 429 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.

Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.

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Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law. Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office; and
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•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing. Our common stock is listed on the OTC Bulletin Board under the symbol “AXPW.”

DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;
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•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;
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•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.
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The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

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Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;
•	default in making any required sinking fund payment for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.
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If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
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Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.
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It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

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Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

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Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
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•	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

Our common stock is traded on the Over the Counter Bulletin Board under the symbol “AXPW”.

Information about us is also available at our website at www.axionpower.com; however, the information on our website is not a part of this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to incorporate in this prospectus “by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and documents that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede any information set forth or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents listed below:

·	Our Annual Report on Form 10-K for the year ended December 31, 2010.
·	Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2010
·	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.
·	Our Current Reports on Form 8-K filed with the SEC on January 14, 2010, February 11, 2010, March 9, 2010, April 6, 2010, May 26, 2010, June 15, 2010, July 6, 2010, October 4, 2010, November 10, 2010 and December 3, 2010.
·	Any document that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Information in these subsequent SEC filings will be deemed to be incorporated by reference as of the date we make the filing.
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You may obtain a copy of the foregoing documents from us at no cost by writing or calling us at the following address and telephone number: Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105 (724) 654-9300, attn: Charles R. Trego, Chief Financial Officer.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon for us by Jolie Kahn, Esq., 61 Broadway, Suite 2820, New York, NY 10006.

EXPERTS

The consolidated financial statements as of December 31, 2010 and 2009 incorporated by reference in this prospectus have been so included in reliance on the report of EFP Rotenberg, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.   Such consolidated financial statements are incorporated herein by reference in reliance on such report given the authority of such firm as experts in accounting and auditing.